EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Ross Stores, Inc. on Form S-8 pertaining to the Second Amended and Restated Ross Stores,
Inc. 1992 Stock Option Plan of our report dated
March 17, 1998, appearing in the Annual report on Form 10-K of Ross Stores, Inc. for the year ended January 31, 1998.


Deloitte & Touche LLP
San Francisco, California

June 12, 1998